EXHIBIT 99

                                    FORM 11-K

             FOR ANNUAL REPORTS OF EMPLOYEE STOCK PURCHASE, SAVINGS
               AND SIMILAR PLANS PURSUANT TO SECTION 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


(Mark one)
[ X ] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 1997

                                       OR

[   ]  TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE
       ACT OF 1934

For the transition period from        to
                              --------  --------
Commission file number 33-99146

A. Full title of the Plan and the address of the Plan, if different than that of the issuer named below:

                 THE MUSICLAND GROUP'S CAPITAL ACCUMULATION PLAN



B. Name of issuer of the securities held pursuant to the Plan and the address of its principal executive office:

                          MUSICLAND STORES CORPORATION
                 10400 Yellow Circle Drive, Minnetonka, MN 55343




                              REQUIRED INFORMATION

The Plan is subject to ERISA. Accordingly, in lieu of the Securities and Exchange Commission requirements, Plan financial statements and schedules prepared in accordance with the financial reporting requirements of ERISA are being filed.

                 THE MUSICLAND GROUP'S CAPITAL ACCUMULATION PLAN




              Financial Statements as of December 31, 1997 and 1996
             Together With Report of Independent Public Accountants

                 THE MUSICLAND GROUP'S CAPITAL ACCUMULATION PLAN

            Index to Financial Statements and Supplemental Schedules






                                                                           Page
                                                                           ----
Report of Independent Public Accountants                                     3

Financial Statements and Schedules:

  Statement of Net Assets Available for Benefits as of December 31, 1997     4

  Statement of Net Assets Available for Benefits as of December 31, 1996     5

  Statement of Changes in Net Assets Available for Benefits for
    the Year Ended December 31, 1997                                         6

  Notes to Financial Statements                                              7

  Schedule I - Item 27a - Schedule of Assets Held for Investment Purposes
    as of December 31, 1997                                                 13

  Schedule II - Item 27d - Schedule of Reportable Transactions for the
    Year Ended December 31, 1997                                            14

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To the Administrator of
The Musicland Group's Capital Accumulation Plan:


We have audited the accompanying statements of net assets available for benefits of The Musicland Group's Capital Accumulation Plan as of December 31, 1997 and 1996, and the related statement of changes in net assets available for benefits for the year ended December 31, 1997. These financial statements and the schedules referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of The Musicland Group's Capital Accumulation Plan as of December 31, 1997 and 1996, and the changes in net assets available for benefits for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for purposes of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



                                ARTHUR ANDERSEN LLP

Minneapolis, Minnesota,
June 12, 1998

                                                 THE MUSICLAND GROUP'S CAPITAL ACCUMULATION PLAN

                                                  STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                                                             As of December 31, 1997





                                                                            Neuberger &
                                         Founders       AET      Templeton    Berman       IDS New      Franklin
                           Stable Value  Balanced   Equity Index  Foreign    Partners      Dimensions   Small Cap
                                Fund        Fund       Fund II     Fund        Trust        Fund[Y]    Growth Fund
                            ----------- ----------  ----------- ----------  -----------  ------------- -----------

Assets

Investment funds,
   at market value          $5,579,115  $1,835,011  $  603,214  $1,471,497  $    90,904  $ 11,094,043  $   107,814
                            ----------  ----------  ----------  ----------  -----------  ------------  -----------

Interest income receivable         723         352         136         145            -         1,846            -

Contributions receivable:
   Employee contributions       15,318       8,925       4,301       7,813          773        39,571          894
   Employer contributions      133,333     133,334     133,333           -            -             -            -
                            ----------  ----------  ----------  ----------  -----------  ------------  -----------

     Total contributions
       receivable              148,651     142,259     137,634       7,813          773        39,571          894
                            ----------  ----------  ----------  ----------  -----------  ------------  -----------

   Participant loan
     repayments
     (withdrawals)                (672)        135         194         153            -        (3,668)           -
                            ----------  ----------  ----------  ----------  -----------  ------------  -----------

      Total assets           5,727,817   1,977,757     741,178   1,479,608       91,677    11,131,792      108,708

Liabilities

Interest payable                     -           -           -           -            -             -            -
Note payable                         -           -           -           -            -             -            -
                            ----------  ----------  ----------  ----------  -----------  ------------  -----------

      Total liabilities              -           -           -           -            -             -            -
                            ----------  ----------  ----------  ----------  -----------  ------------  -----------

Net assets available for
  benefits                  $5,727,817  $1,977,757  $  741,178  $1,479,608  $    91,677  $ 11,131,792  $   108,708
                            ==========  ==========  ==========  ==========  ===========  ============  ===========


                                  Musicland Common
                                     Stock Fund
                              -------------------------   Loans to
                               Allocated    Unallocated Participants    TOTAL
                              ------------  -----------  ----------  ------------

Assets

Investment funds,
   at market value            $  3,863,113  $ 6,100,965  $  914,999  $ 31,660,675
                              ------------  -----------  ----------  ------------

Interest income receivable             174           -           -          3,376

Contributions receivable:
   Employee contributions            5,812           -           -         83,407
   Employer contributions               -     1,659,584          -      2,059,584
                              ------------  -----------  ----------  ------------
      Total contributions
       receivable                    5,812    1,659,584          -      2,142,991
                              ------------  -----------  ----------  ------------

   Participant loan
     repayments (withdrawals)         (440)          -        4,298            -
                              ------------  -----------  ----------  ------------

      Total assets               3,868,659    7,760,549     919,297    33,807,042

Liabilities

Interest payable                        -       659,835          -        659,835
Note payable                            -     7,997,988          -      7,997,988
                              ------------  -----------  ----------  ------------

      Total liabilities                 -     8,657,823          -      8,657,823
                              ------------  -----------  ----------  ------------

Net assets available for
  benefits                    $  3,868,659  $  (897,274) $  919,297  $ 25,149,219
                              ============  ===========  ==========  ============

         The accompanying notes are an integral part of this statement.

                                          THE MUSICLAND GROUP'S CAPITAL ACCUMULATION PLAN

                                           STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                                                      As of December 31, 1996


                                                                            American
                                Collective      Income          Aim         Century      Vanguard    Templeton
                                Stable Asset    Fund of       Charter        Growth      Index 500    Foreign
                                   Fund         America        Fund        Investors       Fund         Fund
                                ------------  ------------  ------------  -------------  ----------  -----------
Assets

Cash and cash equivalents       $    23,184   $     2,491   $     5,976   $     13,157   $      13   $    2,251

Investment funds,
   at market value                5,888,417     1,462,156     3,789,994      5,342,393      87,622    1,242,244

Contributions receivable:
   Employee contributions             4,044         1,888         3,687          4,162           -        1,366
   Employer contributions           153,606       116,790        52,069         71,073      90,001       20,895
                                -----------   -----------   -----------   ------------   ---------   ----------

     Total contributions
       receivable                   157,650       118,678        55,756         75,235      90,001       22,261
                                -----------   -----------   -----------   ------------   ---------   ----------

         Total assets             6,069,251     1,583,325     3,851,726      5,430,785     177,636    1,266,756

Liabilities

Interest payable                          -             -             -              -           -            -
Note payable                              -             -             -              -           -            -
                                -----------   -----------   ------------  ------------   ---------   ----------

          Total liabilities               -             -             -              -           -            -
                                -----------   -----------   -----------   ------------   ---------   ----------

Net assets available for
     benefits                   $ 6,069,251   $ 1,583,325   $ 3,851,726   $  5,430,785   $ 177,636   $1,266,756
                                ===========   ===========   ===========   ============   =========   ==========
                                Musicland Common
                                  Stock Fund
                            ------------------------    Loans to
                            Allocated    Unallocated  Participants     TOTAL
                            ---------   ------------  ------------ -------------
Assets

Cash and cash equivalents   $    3,085   $         5  $         -  $     50,162

Investment funds,
   at market value             459,039     1,407,915      673,928    20,353,708

Contributions receivable:
   Employee contributions        1,646             -            -        16,793
   Employer contributions       17,535     1,764,556            -     2,286,525
                            ----------   -----------  -----------  ------------

     Total contributions
       receivable               19,181     1,764,556            -     2,303,318
                            ----------   -----------  -----------  ------------

         Total assets          481,305     3,172,476      673,928    22,707,188

Liabilities

Interest payable                     -       764,808            -       764,808
Note payable                         -     8,997,737            -     8,997,737
                            ----------   -----------  -----------  ------------

          Total liabilities          -     9,762,545            -     9,762,545
                            ----------   -----------  -----------  ------------

Net assets available for
     benefits               $  481,305   $(6,590,069) $   673,928  $ 12,944,643
                            ==========   ===========  ===========  ============

         The accompanying notes are an integral part of this statement.



                             THE MUSICLAND GROUP'S CAPITAL ACCUMULATION PLAN

                         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                                   For the Year Ended December 31, 1997


                                                                 American
                            Collective    Income        Aim       Century    Vanguard     Stable     Founders       AET
                           Stable Asset  Fund of      Charter     Growth     Index 500    Value      Balanced   Equity Index
                              Fund       America       Fund      Investors     Fund        Fund        Fund       Fund II
                           -----------  ----------  ----------  ----------  ----------  ----------  ----------   ---------
INVESTMENT INCOME:
   Interest and dividends  $       983  $   55,853  $   41,941  $    1,418  $    2,709  $       -   $  122,902   $       -
   Net gain (loss)
     on investments            297,712     187,813     776,639   1,405,981      35,334      52,548     (98,546)     19,276

CONTRIBUTIONS:
   Employee                    368,273     226,663     429,667     553,310      55,453      78,775      44,780      22,533
   Employer                     25,000          -           -           -           -      133,333     133,334     133,333

INTERFUND TRANSFERS           (362,086)    (97,617)    (10,847)   (171,250)    288,686     (23,907)     32,123      43,726

TRANSFER TO/FROM SUCCESSOR
  TRUSTEE                   (5,522,019) (1,753,043) (4,540,436) (6,382,715)   (521,307)  5,522,019   1,753,043     521,307

BENEFITS PAID
   TO PARTICIPANTS            (750,406)   (195,799)   (516,572)   (753,321)    (40,478)       (138)       (166)       (194)

ADMINISTRATIVE EXPENSES        (64,010)     (2,307)     (6,100)     (8,597)       (275)         -           -           -

INTEREST EXPENSE                    -           -           -           -           -           -           -           -

LOANS TO PARTICIPANTS,
   NET OF REPAYMENTS           (62,698)     (4,888)    (26,018)    (75,611)      2,242     (34,813)     (9,713)      1,197

PRINCIPAL PMT ON LOAN FROM
   TMG / RELEASED SHARES            -           -           -           -           -           -           -           -
                           -----------  ----------  ----------  ----------  ----------  ----------  ----------   ---------

CHANGE IN NET ASSETS
   AVAILABLE FOR BENEFITS   (6,069,251) (1,583,325) (3,851,726) (5,430,785)   (177,636)  5,727,817   1,977,757     741,178

NET ASSETS AVAILABLE
   FOR BENEFITS AT
   BEGINNING OF YEAR         6,069,251   1,583,325   3,851,726   5,430,785     177,636          -           -           -
                           -----------  ----------  ----------  ----------  ----------  ----------  ----------   ---------

NET ASSETS AVAILABLE
   FOR BENEFITS AT
   END OF YEAR             $       -    $       -   $       -   $       -   $       -   $5,727,817  $1,977,757   $ 741,178
                           ===========  ==========  ==========  ==========  ==========  ==========  ==========   =========



                                        Neuberger                               Musicland Common
                           Templeton    & Berman    IDS New      Franklin         Stock Fund
                            Foreign     Partners   Dimensions   Small Cap   ------------------------   Loans to
                             Fund        Trust      Fund [Y]    Growth Fund  Allocated   Unallocated Participants    TOTAL
                           ----------  ---------- ------------ ------------ ----------   ----------  ------------ -----------

INVESTMENT INCOME:
 Interest and dividends    $   68,740  $   8,549  $   828,511  $     1,322  $      602   $        2   $  48,099   $ 1,181,631
 Net gain (loss)
   on investments              18,208     (7,968)    (569,840)         778   3,064,712    4,771,267          -      9,953,914

CONTRIBUTIONS:
 Employee                     256,803      1,552      214,691        1,801     146,372           -           -      2,400,673
 Employer                          -           -           -            -           -     1,659,584          -      2,084,584

INTERFUND TRANSFERS              (574)    89,544     (206,210)     104,807    (559,822)     921,526     (48,099)           -

TRANSFER TO/FROM SUCCESSOR
  TRUSTEE                          -           -   10,923,151           -           -            -           -             -

BENEFITS PAID
  TO PARTICIPANTS            (118,233)         -       (1,530)          -     (256,647)          -      (37,030)   (2,670,514)


ADMINISTRATIVE EXPENSES        (2,065)         -            -           -       (2,523)          -           -        (85,877)

INTEREST EXPENSE                   -           -            -           -           -      (659,835)         -       (659,835)

LOANS TO PARTICIPANTS,
 NET OF REPAYMENTS            (10,027)         -      (56,981)          -       (5,089)          -      282,399            -

PRINCIPAL PMT ON LOAN FROM
 TMG / RELEASED SHARES             -           -            -           -      999,749     (999,749)         -             -
                           ----------  ---------  -----------  -----------  ----------   ----------   ---------   -----------

CHANGE IN NET ASSETS
 AVAILABLE FOR BENEFITS       212,852     91,677   11,131,792      108,708   3,387,354    5,692,795     245,369    12,204,576

NET ASSETS AVAILABLE
 FOR BENEFITS AT
 BEGINNING OF YEAR          1,266,756          -            -           -      481,305   (6,590,069)    673,928    12,944,643
                           ----------  ---------  -----------  -----------  ----------   ----------   ---------   -----------

NET ASSETS AVAILABLE
 FOR BENEFITS AT
 END OF YEAR               $1,479,608  $  91,677  $11,131,792  $   108,708  $3,868,659   $ (897,274)  $ 919,297   $25,149,219
                           ==========  =========  ===========  ===========  ==========   ==========   =========   ===========

         The accompanying notes are an integral part of this statement.

                                       6

                 THE MUSICLAND GROUP'S CAPITAL ACCUMULATION PLAN

                          NOTES TO FINANCIAL STATEMENTS


1.       Description of Plan

         The following description of The Musicland Group's Capital Accumulation Plan (the "Plan") is provided for general information purposes only and is not a comprehensive description of the Plan. Therefore, it does not include all situations and limitations covered by the Plan. Participants should refer to the Plan document, as amended, for more complete information.

         GENERAL:

         The Plan is a defined contribution plan covering eligible salaried and hourly employees of The Musicland Group, Inc. ("TMG" or the "Company") who have attained age 21 and completed one year of service, as defined. The Plan also provides certain profit sharing benefits for eligible employees who commenced employment after June 30, 1990 and who have attained age 21 and completed six months of continuous employment or one year of service, as defined. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"). Benefits under the Plan are covered by a trust agreement. In August 1995 the Plan was amended to add an Employee Stock Ownership Plan ("ESOP"), effective January 1, 1995, for the purpose of replacing the Company's matching contributions.

         As of November 1, 1997, American Express Trust Company (the "Trustee") serves as the Plan's trustee and administers the assets of the Plan, directs execution of transactions, makes benefit payments on behalf of the Plan and maintains records for the loans to participants. Prior to November 1, 1997, William M. Mercer, Inc. was the service provider to the Plan and Piper Trust Company ("Piper") was the Plan's trustee. The parent company of A. Foster Higgins & Co., Inc., the service provider to the Plan at December 31, 1996, was acquired by the parent company of William M. Mercer, Inc. in 1997.

         NOTE PAYABLE:

         During 1995 the Company loaned the Plan $9,997,485 through the issuance of a promissory note to purchase 1,042,900 shares of Musicland Stores Corporation common stock ("Musicland Common Stock"). The promissory note is due in ten equal annual principal installments on December 31 of each year, with interest on the unpaid principal balance at the prime rate on December 31 of the previous year (8.25% at December 31, 1996 and 8.5% at December 31, 1997). As the Company makes contributions to the Plan, the Plan makes principal payments to the Company and allocates an appropriate percentage of Musicland Common Stock to eligible employees' accounts. The promissory note is collateralized by the unallocated shares held by the Plan.

                 THE MUSICLAND GROUP'S CAPITAL ACCUMULATION PLAN

1.       Description of Plan (Continued)

         CONTRIBUTIONS:

         Participants may elect to make pretax salary reduction contributions of up to 17% of annual base salaries. Highly compensated participants are limited to pretax salary reduction contributions of 4% of annual base pay up to the 401(a)(17) and 408(k)(3)(C) compensation limit. Annual salary reduction contributions are limited to $9,500 for non-highly compensated employees, and 4% of the 401(a)(17) and 408(k)(3)(C) compensation limit for highly compensated employees. The Company may, at its discretion, make a supplementary matching contribution of 0% to 100% of eligible salary reduction contributions to the extent that such contributions for the plan year do not exceed 4% of participants' earnings. The Company may make an annual profit sharing contribution for eligible employees under an age-and-service-weighted unit allocation formula. Forfeitures greater than administrative costs are used to reduce the Company's matching contributions.

         INVESTMENT FUNDS:

         Participants may allocate their contributions to any of eight investment funds, which are administered by American Express Trust Company. As of December 31, 1997, the investment funds were as follows:

         1. Stable Value Fund, a conservative investment fund that invests in insurance and bank investment contracts, stable value contracts and short term investments.

         2. Founders Balanced Fund, a moderate fund investing in a balanced portfolio of common stocks, U.S. and foreign government obligations, and a variety of corporate fixed-income securities.

         3. American Express Trust ("AET") Equity Index Fund II, a moderate collective fund that invests primarily in medium to large, well-established companies offering both long-term capital appreciation and income potential.

         4. Templeton Foreign Fund, a fund investing in foreign stocks and securities.

         5. Neuberger & Berman Partners Trust, an aggressive fund investing primarily in common stocks of established medium to large capitalization companies, using a value-oriented investment approach.

         6. IDS New Dimensions Fund [Y], an aggressive fund that invests in a portfolio of stocks of U.S. and foreign companies.

                 THE MUSICLAND GROUP'S CAPITAL ACCUMULATION PLAN

1.       Description of Plan (Continued)

         7. Franklin Small Cap Growth Fund, an aggressive fund that invests primarily in stocks of small capitalization growth companies.

         8. Musicland Common Stock Fund, a stock pool fund investing in the common stock of Musicland Stores Corporation, which is traded on the New York Stock Exchange under the symbol "MLG."

         As of December 31, 1996, the investment funds included the Templeton Foreign Fund and the Musicland Common Stock Fund described above, as well as the following funds, which are no longer investment options:

         1. Collective Stable Asset Fund, a stable asset fund investing primarily in a diversified portfolio of insurance contracts from insurance companies.

         2. Income Fund of America, a current income and capital growth fund with balanced investments in stocks and bonds.

         3.       Aim  Charter  Fund,  a   growth  and  income  fund   investing
                  primarily in dividend-paying common stocks.

         4. American Century Growth Investors (formerly 20th Century Growth Investors), an aggressive growth-oriented fund primarily investing in stock of smaller companies that do not pay regular dividends.

         5.       Vanguard Index 500 Fund,  a  fund  which  seeks to  track,  as
                  closely  as   possible,  the  investment  performance  of  the
                  Standard & Poors Composite Price Index.

         Beginning with the 1997 profit sharing contribution, the Company makes its contribution to the various available investment funds based on the participants' investment allocation elections. The Company's 1996 profit sharing contribution was made to the Collective Stable Asset Fund, the Income Fund of America and the Vanguard Index 500 Fund.

         Participants may change their investment elections at any time. Periodically, investment earnings are credited to the participants' accounts and investment losses are debited from their accounts. The earnings and losses are allocated in accordance with participant fund elections.

                THE MUSICLAND GROUP'S CAPITAL ACCUMULATION PLAN

1.       Description of Plan (Continued)



         LOANS TO PARTICIPANTS:

         Participants may obtain up to two loans of $500 or more at any one time, limited to the lesser of 50% of the vested value of their accounts or $50,000. Loans must be repaid within five years, except for certain home loans. The interest rate charged on loans is fixed at the prime rate plus 2% on the date of the loan.

         VESTING:

         Each participant's individual contributions are fully vested at all times. Participants vest in Company matching contributions over a seven year graduated vesting schedule. Participants will be 100% vested in Company matching contributions seven years from their date of hire, or at the time of death, disability or retirement, provided the person has reached normal retirement age. Participants vest in profit sharing contributions 100% after five years from their date of hire.

         PLAN TERMINATION:

         While the Company has not expressed any intent to discontinue the Plan, it is free to do so at any time. If such discontinuance results in the termination of the Plan, all accounts shall become fully vested and nonforfeitable. The Company shall receive from the Plan the shares of unallocated Musicland Common Stock in satisfaction of the note payable to the Company. The Plan shall continue until all assets have been distributed to the participants.

2.       Summary of Significant Accounting Policies

         BASIS OF ACCOUNTING:

         The financial statements have been prepared under the accrual basis of accounting.

         VALUATION OF ASSETS:

         Investments are valued at market value as reported by the Trustee as of December 31, 1997 and Piper as of December 31, 1996, based on quoted market prices of investments held by the funds. Net changes in the market value of investments during the year are reported as unrealized gains

                 THE MUSICLAND GROUP'S CAPITAL ACCUMULATION PLAN

2.       Summary of Significant Accounting Policies (Continued)

         and losses. The realized gain or loss on investments sold is determined based on the market value of the investment at the end of the prior year or cost if purchased during the year. The net increase in the market value of investments was as follows for the year ended December 31, 1997:


         Net realized gain on sale of investments       $   3,526,125
         Unrealized gain                                    6,427,789
                                                        -------------
                  Net gain on investments               $   9,953,914
                                                        =============

         The valuation and performance of the Plan's investment funds (the "Funds") are subject to various risks such as interest rate, market and credit. The investments held by the Funds, excluding the Musicland Common Stock Fund, are made at the discretion of the investment managers of the Funds and are subject to ERISA regulations. The Plan's exposure to loss on investments is limited to the carrying value of such investments. Except for the Musicland Common Stock Fund, management believes that no significant concentration of credit risk exists within each fund at December 31, 1997.

         USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

         ADMINISTRATIVE COSTS:

         Each participant is charged an annual trustee fee ranging from 0.30% to 1.12% of the funds deposited in each of the accounts except for the Musicland Common Stock Fund, for which the Plan annual fee is $5,000. Forfeitures are used or the Company pays for all other administrative costs of the Plan, except for a $50 loan processing fee, which is paid by participants. For the year ended December 31, 1997, the Company paid administrative costs of $65,403 for the Plan.

3.       Reconciliation of Financial Statements to Form 5500

         As of December 31, 1997, the Plan had $4,722,264 of pending distributions to participants who elected distributions from their accounts. These amounts are recorded as a liability in the Plan's Form 5500; however, these amounts are not recorded as a liability in the accompanying statement of net assets available for benefits in accordance with generally accepted accounting principles.

                 THE MUSICLAND GROUP'S CAPITAL ACCUMULATION PLAN

3.       Reconciliation of Financial Statements to Form 5500 (Continued)

         The following table reconciles net assets available for benefits per the financial statements to the Form 5500 as filed by the Plan for the year ended December 31, 1997:

                                                       Increase in
                                                        Net Assets   Net Assets
                              Benefits      Benefits    Available    Available
                             Payable to     Paid to       for           for
                            Participants  Participants   Benefits     Benefits
          Per financial      -----------  -----------  ------------ -----------
           statements        $         -  $ 2,670,514   $12,204,576 $25,149,219
          Accrued benefit
           payments at
           December 31, 1997  (4,722,264)   1,975,381    (1,975,381) (4,722,264)
                             -----------  -----------  ------------  ----------
          Per Form 5500      $(4,722,264) $ 4,645,895   $10,229,195 $20,426,955
                             ===========  ===========  ============ ===========


4.       Tax Status

         The Plan is a qualified plan under Section 401(a) of the Internal Revenue Code (the "Code"). Pursuant to the favorable Internal Revenue Service (the "IRS") determination letter dated April 10, 1997, the Plan is exempt from Federal income taxes under Section 501(a) of the Code. The Plan sponsor and legal counsel are of the opinion that the Plan meets the IRS requirements and therefore continues to be tax exempt.

                 THE MUSICLAND GROUP'S CAPITAL ACCUMULATION PLAN
         (Employer Identification Number: 41-1307776) (Plan Number: 002)

           ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                             As of December 31, 1997



                                               Number                   Market
         Description of Investment            of Units      Cost        Value
------------------------------------------   ---------- ----------- ------------

Stable Value Fund                              551,242    5,513,901 $  5,579,115
Founders Balanced Fund                         161,643    1,933,076    1,835,011
American Express Trust Equity Index Fund II*    23,250      582,573      603,214
Templeton Foreign Fund                         147,872    1,467,546    1,471,497
Neuberger & Berman Partners Trust                5,206       98,872       90,904
IDS New Dimensions Fund [Y]*                   464,874   11,666,361   11,094,043
Franklin Small Cap Growth Fund                   4,694      106,864      107,814
Musicland Common Stock Fund*                 1,165,849   10,298,431    9,964,078

Loans to Participants, at interest
   rates ranging from 4% to 11%                                          914,999
                                                                    ------------

TOTAL INVESTMENTS                                                   $ 31,660,675
                                                                    ============



* Party in interest to the Plan.

                                                                                                                       Schedule II

                                         THE MUSICLAND GROUP'S CAPITAL ACCUMULATION PLAN
                                 (Employer Identification Number: 41-1307776) (Plan Number: 002)

                                          ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS

                                               For the Year Ended December 31, 1997




                                            Number of     Number     Value of       Value of      Cost of      Net Gain
Description of Investment                   Purchases    of Sales    Purchases       Sales      Assets Sold     (Loss)
----------------------------------------   ------------  ---------- ----------    -----------   -----------   -----------

Collective Stable Asset Fund                    13            44    $   375,567   $ 1,279,545   $ 1,095,199   $   184,346
Income Fund of America                          73            84        486,754     2,136,723     1,843,189       293,534
Aim Charter Fund                                84            80        778,269     5,344,902     3,993,117     1,351,785
American Century Growth Investors               70            89        798,827     7,537,241     5,878,024     1,659,217
Vanguard Index 500 Fund                         65            21        478,235       601,144       546,252        54,892
Founders Balanced Fund                          15             7      1,945,258        12,072        12,182          (110)
Templeton Foreign Fund                          83            72        547,892       247,107       217,598        29,509
IDS New Dimensions Fund [Y]*                    14            10     11,938,682       276,030       272,320         3,710
Musicland Common Stock Fund*                    59            55        544,610       270,786       655,513      (384,727)



* Party in interest to the Plan.